ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number 00003936848-01
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/11/2013 10:56 AM
	Entity Number E0782792008-0

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

BNET MEDIA GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Authorized Shares of Common Stock: 800,000,000, par value $0.001 per share
Authorized Shares of Preferred Stock: 100,000,000, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Authorized Shares of Common Stock: 800,000,000, par value $0.001 per share
Authorized Shares of Preferred Stock: 100,000,000, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

A 1-for-16 forward split of the 8,800,000 outstanding common stock so that after the change in exchange the number of share of common stock outstanding is 140,800,000

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued or payment of money or the issuance of script to stockholders in connection with the change in exchange nor are any shares of common stock affected thereby.

7. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] President, CEO

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.